Exhibit 10.1

ADDENDUM

THIS ADDENDUM is made and entered into this 6th day of January, 2010 by and between Samsung Electronics Argentina S.A., a corporation organized and existing under the laws of the Argentine Republic, domiciled at Bouchard 547 — 3 Piso, (1106) Buenos Aires, Argentina (hereinafter referred to as “SEASA”) and InfoSonics Corporation, a corporation organized and existing under the laws of the E.E.U.U. , domiciled at 4350 Executive Drive Suite #100, San Diego, CA 92121 and InfoSonics Subsidiaries.

WHEREAS

(A) SEASA and DISTRIBUTORS have executed on December 30, 2008 a non-exclusive Distribution Agreement that expires on December 30, 2009 (“hereinafter referred to as the “AGREEMENT”), setting out the principal terms under which the DISTRIBUTORS have been granted the non-exclusive right to distribute mean cellular handsets and accessories, as defined therein (the “PRODUCTS”).

(B) Whereas on December 1, 2009, Law Number 26539 (the “LAW”) has been enacted in the Argentine Republic changing the scenario in which the AGREEMENT was executed. Due to such legislative change certain obligations for the local manufacturing and commercialization of the PRODUCTS are imposed, and also the tax/duties economic equation foreseen at the time of executing the AGREEMENT is modified.

(C) Whereas both parties agree that the facts described in the above paragraph qualify as acts that are beyond the reasonable control of the parties being the intention of the parties to allow the possibility of terminating the AGREEMENT causing the less possible commercial harm and highlighting the good commercial relationship between the parties.

(D) Whereas both parties agree that due to the notice hereby given by SEASA, the DISTRIBUTOR is aware that the requirement of PRODUCTS might certainly drop, and even totally cease during the term set forth in this ADDENDUM due to SEASA’s decision to make direct sales to customers in line to what is provided in Section 2.3. of the Agreement.

(E) Whereas SEASA and the DISTRIBUTORS wish to extend the term of the AGREEMENT but only for a period of 12 months, counted as from the date of the execution of this ADDENDUM, in order to maintain the market supplied of PRODUCTS during the period remaining until the LAW becomes fully enforceable.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1. SEASA and the DISTRIBUTORS agree to extend the term of the AGREEMENT until December 31, 2010. Any additional extension of the term of the AGREEMENT shall be agreed in writing by mutual consent of the parties.

2. SEASA and the DISTRIBUTORS agree to replace Article 14-1 of the AGREEMENT with what is provided in Section 1 of this ADDENDUM.

3. DISTRIBUTORS hereby ratify that, being the AGREEMENT a non-exclusive agreement, SEASA is entitled to make direct sales of the PRODUCTS to any purchasers, including the DISTRIBUTOR’s purchasers. Should the purchase of PRODUCTS to the DISTRIBUTORS cease, either as a consequence of SEASA’s decision or of third parties not acquiring the PRODUCTS to the DISTRIBUTORS, SEASA shall have the right to forthwith terminate the AGREEMENT by giving written notice to the DISTRIBUTORS.

4. All other terms and conditions are hereby ratified by both parties and shall be ruled by the text of the AGREEMENT.

IN WITNESS HEREOF the authorized representatives of the parties have signed this Agreement on the day and year first above written

Signed by

for and behalf of

SAMSUNG ELECTRONICS ARGENTINA S.A.

/s/ Joseph Ram

Signed by Joseph Ram

for and behalf of

INFOSONICS CORPORATION and its subsidiaries